Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

Crown Castle Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(o)	N/A	N/A	$750,000,000	0.00014760	$110,700

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$750,000,000		$110,700

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$81,825

	Net Fee Due							$28,875

(1)

Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (“Securities Act”). This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in the registrant’s Registration Statement on Form S-3 (File No. 333-277989).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		N/A	N/A	N/A		N/A

Fee Offset Sources	N/A	N/A	N/A		N/A						N/A

Rule 457(p)

Fee Offset Claims	Crown Castle Inc.	424(b)(2)	333-254500	March 19, 2021		$81,825(2)	Equity	Common stock, par value $0.01 per share	N/A	$750,000,000

Fee Offset Sources	Crown Castle Inc.	424(b)(2)	333-223921		April 6, 2018						$75,925(2)

Fee Offset Sources	Crown Castle Inc.	424(b)(2)	333-203074		August 28, 2015						$58,100(2)

(2)

The registrant previously registered shares of common stock, having an aggregate offering price of up to $500,000,000, by means of a prospectus supplement dated August 28, 2015 (the “2015 Prospectus Supplement”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-203074) filed on March 27, 2015. In connection with the filing of the 2015 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $58,100. Shares of common stock having a proposed maximum aggregate offering price of $150,236,808 were unsold pursuant to the 2015 Prospectus Supplement when such offering was terminated. The registrant subsequently registered shares of common stock, having an aggregate offering price of up to $750,000,000, by means of a prospectus supplement dated April 6, 2018 (the “2018 Prospectus Supplement”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-223921) filed on March 26, 2018. In connection with the filing of the 2018 Prospectus Supplement, the registrant paid a registration fee in the amount of $93,375, comprised of (i) $17,450 in offset from the fee related to the unsold securities pursuant to the 2015 Prospectus Supplement and (ii) $75,925 in contemporaneous fee payment. No shares of common stock had been sold pursuant to the 2018 Prospectus Supplement when such offering was terminated. The registrant subsequently registered shares of common stock, having an aggregate offering price of up to $750,000,000, by means of a prospectus supplement dated March 19, 2021 (the “2021 Prospectus Supplement”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-254500) filed on March 19, 2021. In connection with the filing of the 2021 Prospectus Supplement, the registrant paid a registration fee in the amount of $81,825, comprised entirely of $81,825 in offset from the fee related to the unsold securities pursuant to the 2018 Prospectus Supplement. No shares of common stock had been sold pursuant to the 2021 Prospectus Supplement when such offering was terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $81,825, the amount of the fee attributable to the unsold securities pursuant to the 2021 Prospectus Supplement, is available to offset against the current registration fee for this offering. The remaining balance of the registration fee, $28,875, will be paid in connection with this offering.